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                      DIRECTOR'S INDEMNIFICATION AGREEMENT


          THIS DIRECTOR'S INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of this 10th day of December, 1993, by and between Ralph Amato, an individual ("Director") and ALTERNATIVE ENTERTAINMENT, INC., a Nevada corporation (the "Company").

                                 R E C I T A L S

          WHEREAS, Director is a duly elected member of the Company's board of directors; and

          WHEREAS, as consideration for the Director's service on the Company's board of directors, and in order to secure Director's continued service on the Company's board of directors, the Company desires to indemnify and hold harmless Director from and against and in respect of certain losses, damage, deficiency, expense or cost which may be incurred or suffered by Director as a result of Director serving as a member of the Company's board of directors.

          NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and for other good and valuable consideration had and received, the parties hereto agree as follows:

          1. INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless Director from and against and in respect of any and all loss, damage, deficiency, expense or cost (including reasonable attorneys' fees), which is incurred or suffered by, asserted against, or imposed upon, Director, arising directly or indirectly from, on account of, or in connection with Director serving as a member of the Company's board of directors and/or exercising all rights and responsibilities of Director as a member of the board of directors of the Company.

          2. INDEMNIFICATION PROCEDURE. Director hereby covenants and agrees that he will give the Company prompt written notice of any claim against himself, of which he receives notice, and which might give rise to a claim by Director against the Company under the terms of this Agreement, stating the nature, basis and an estimate of the amount thereof. The Company shall have the right to be represented, at its own expense, by advisory counsel and accountants, in case of any suit claimed by any governmental body, or legal, administrative or arbitration proceeding with respect to which the Company may have liability under the terms of this Agreement. Director shall make available to the Company, its attorneys and accountants, at all reasonable

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times during normal business hours, all books and records of the business related to such suit, claim or proceeding, and Director and the Company will render to each other such assistance as they may reasonably require of each other in order to insure proper and adequate defense of any such suit, claim or proceeding. Director will not make any settlement of any claim which might give rise to liability of the Company under the terms of this Agreement without the Company's written consent, which consent shall not be unreasonably withheld. The Company shall have the right initially to defend against any such suit, claim or proceeding; provided, however, that the Company may consent to an undertaking by Director to defend against such suit, claim or proceeding, in which case, Director shall have the right to initially defend. If Director shall desire to effect a compromise or settlement of any such suit, claim or proceeding and the Company shall refuse to consent to such compromise or settlement, then Director shall be excused from the defense and the Company shall bear all further responsibility for the defense of any such suit, claim or proceeding.

          3. ERRORS AND OMISSIONS INSURANCE. The Company shall, as soon as reasonably prudent and possible, obtain errors and omissions insurance for members of its board of directors, and shall have Director listed as an additional insured. The amount of the insurance coverage hereunder shall be not less than One Million dollars ($1,000,000), and coverage shall be by a reputable national insurance company.

          4. NOTICES AND WAIVERS. Any notice, waiver, demand or other communication required or permitted by this Agreement must be in writing and shall be deemed to have been given and received (i) if delivered by messenger, when delivered, or (ii) if mailed, on the third business day after deposit in the United States mail, certified or registered postage prepaid, return receipt requested, or (iii) if telexed or telegraphed, six hours after being dispatched by telegram or telex.

          5. FURTHER ASSURANCES. From time to time after the date of this Agreement, each party hereto shall execute and deliver to the other party such further assurances and other instruments as the other party may reasonably request in order to vest and confirm in the requesting party the rights conferred by this Agreement.

          6. ATTORNEYS' FEES. In the event that any party to this Agreement shall resort to legal action in order to enforce the provisions of this Agreement, or shall defend such actions, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such actions.

          7. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Nevada.

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          8. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto.

          9. ENTIRE AGREEMENT. This Agreement embodies the entire understanding among the parties and merges all prior discussions among them with respect to the subject matter hereof. The provisions of this Agreement may only be waived in or by a writing signed by the party against whom enforcement of any waiver is sought.

          10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             ALTERNATIVE ENTERTAINMENT, INC.


                                             By: /s/ Ralph Amato
                                                --------------------------------
                                             Its: CEO
                                                 -------------------------------

                                             DIRECTOR

                                             /s/ Ralph Amato
                                             -----------------------------------

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